Exhibit 99.1

Genesis Releases CEO Letter Forecasting Strong Performance

Boca Raton, FL – March 7, 2007 – Genesis Technology Group, Inc. (OTCBB: GTEC) released a letter from its Chief Executive Officer and Board of Directors that summarizes the Company’s historic success recorded in fiscal year 2006 and forecasts even stronger performance in the future. The communication states that profits reaching $20 million and assets of $30 million are considered possible, based on current performance and trends.

The complete letter is accessible at http://www.genesis-china.net/letters.html, on the Genesis website, or by email and regular mail upon requests made to the Corporate Headquarters in Boca Raton, Florida.

Among the key points of the letter are:

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For fiscal year 2006, the Company reported net income of $2.9 million and assets of $7.2 million, making the year its most successful in its history. This equated to net income of $0.03 per common share, fully diluted, and a positive increase, year-to-year, of $6.6 million. Its revenues reached $6,750,229 as compared to $154,580 for the year ended September 30, 2005, an increase of $6,595,649 or 4267%.

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From its evolving Genesis Equity Partners program, an umbrella of limited liability subsidiaries, the Company believes that it could generate at least $2 million in profits from each Chinese partner company. Such projected profits are based on the first graduate of the revitalized program, Lotus Pharmaceuticals, Inc. (OTCBB: LTUS) that actually produced profits far exceeding these levels. Genesis projects it could add as many as six new partners to its existing four contracts, and envisions profits possibly reaching $20 million and assets of $30 million or more.

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Management holds that forming a turnkey operation coupled with sustainability and repeated success should convince the US investment community that Genesis is for real and deserves the consistent support that would limit the current vagaries and uncertainties of the Bulletin Board market place. The letter concludes by stating that “management has reached the point that it welcomes being judged by results and not promises.”

About Genesis Technology Group, Inc.

Genesis Technology Group, Inc. (d/b/a Genesis China and GTEC) is a U.S. public company that earns, enhances and markets equity positions in small to mid-sized Chinese enterprises. Commitment, dedication, and expertise are the key components to the Genesis “Mission Statement.” It has created a successful profit center by incubating Chinese companies in a wide range of sectors, creating so-coined “partner companies.” Genesis makes a long-term commitment with management consultation, board of directors composition, creation and implementation of successful business models, which include expansion of markets in China and abroad. To help drive the success and profitability of these operations, Genesis provides resources and proficiency to maximize partners’ leadership potential in China and attempts to increase high-margin, predictable earnings. For more information, visit http://www.Genesis-China.net.

Safe Harbor Statement and Disclaimer

Certain statements set forth in this press release constitute “forward-looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company’s actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company’s ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company’s business and financial results is included in the Company’s filings, available via the United States Securities and Exchange Commission. The capital and growth program, the Company’s central profit center, has specific risks and liabilities. Followers of our business model must understand that, until the Chinese partner company officially reaches public company status and files its initial Form 8-K, a high degree of risk exists that the partner may not ever attain that status. While receipt of a significant equity position in these companies is contractual, Genesis still recognizes that such compensation is conditional on performance and specific deliverables.

Contact:

Genesis Technology Group, Inc.

Kenneth L. Clinton, President

Email: info@Genesis-China.net

Phone: (561) 988-9880

Facsimile: (561) 988-9890